Exhibit 99.1

Dave & Buster’s Reports Third Quarter 2022 Financial Results

DALLAS, December 6, 2022 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ:PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced financial results for its third quarter ended October 30, 2022.

Key Third Quarter 2022 Highlights

•	The Company reports its first full quarter of financial results including its Main Event branded stores, having completed its acquisition of Main Event on June 29, 2022. The Company is on pace to realize its previously disclosed annual synergy target of $25 million, and has already implemented $17 million of annualized cost savings to date.

•	Record third quarter revenue of $481.2 million increased 51.3% from the third quarter of 2021 and increased 60.7% from the third quarter of 2019. Including the pro forma contribution of Main Event in the third quarter of 2021 and 2019, this quarter’s revenue grew 20.6% and 32.5%, respectively.

•	Pro forma combined comparable store sales (including Main Event branded stores) increased 13.3% compared with the same period in 2021 and 17.5% compared with the same period in 2019.

•	Net income totaled $1.9 million, or 4 cents per diluted share, compared with net income of $10.6 million, or 21 cents per diluted share in the third quarter of 2021 and net income of $0.5 million, or 2 cents per diluted share in the third quarter of 2019.

•	Record third quarter Adjusted EBITDA of $90.0 million increased 31.9% from the third quarter of 2021 and increased 94.4% from the third quarter of 2019. Including the pro forma contribution of Main Event in the third quarter of 2021 and 2019, this quarter’s Adjusted EBITDA grew 15.0% and 88.4%, respectively.

•	The Company opened three new stores in the period under the Dave & Buster’s brand in Lynnwood, WA, Long Beach, CA, and Bakersfield, CA.

•	The Company ended the quarter with $599.3 million of liquidity, which included $108.2 million in cash and $491.1 million available under its $500 million revolving credit facility.

“We are pleased to report strong financial results for the third quarter. We delivered record revenue driven by double-digit comparable sales growth which resulted in record Adjusted EBITDA,” said Chris Morris, Dave & Buster’s Chief Executive Officer. “Our outstanding team continues to strongly execute our integration plan and deliver exceptional results, despite the challenging macro and inflationary environment. We remain focused on driving innovation, growth and value creation for our stakeholders. The future is incredibly bright for this new organization, and I am excited about sharing our progress with you over the next few years.”

Third Quarter 2022 Results

Total revenue was a record $481.2 million, an increase of 51.3% from $318.0 million in the third quarter of 2021 and an increase of 60.7% from $299.4 million in the third quarter of 2019. Including the pro forma contribution of Main Event stores in the prior periods, total revenue increased 20.6% versus the third quarter of 2021 and increased 32.5% versus the third quarter of 2019.

Pro forma combined comparable store sales (including Main Event branded stores) increased 13.3% compared with the third quarter of 2021 and increased 17.5% compared with the third quarter of 2019. Pro forma combined walk-in comparable store sales increased 8.0% while Special Event comparable store sales increased 110.3% compared with the same period in 2021. Pro forma combined walk-in comparable store sales increased 20.3% while consolidated Special Event comparable store sales declined 6.7% compared with the same period in 2019. Non-comparable store revenue totaled $108.5 million in the third quarter.

Operating income totaled $30.1 million, or 6.3% of revenue, compared with operating income of $24.5 million, or 7.7% of revenue in the third quarter of 2021 and operating income of $6.5 million, or 2.2% of revenue in the third quarter of 2019.

Net income totaled $1.9 million, or 4 cents per diluted share, compared with net income of $10.6 million, or 21 cents per diluted share in the third quarter of 2021 and net income of $0.5 million, or 2 cents per diluted share in the third quarter of 2019.

Adjusted EBITDA totaled $90.0 million, or 18.7% of revenue, compared with Adjusted EBITDA of $68.2 million, or 21.5% of revenue in the third quarter of 2021 and Adjusted EBITDA of $46.3 million, or 15.5% of revenue in the third quarter of 2019.

Store operating income before depreciation and amortization totaled $115.2 million, or 23.9% of revenue, compared with store operating income before depreciation and amortization of $83.0 million, or 26.1% of revenue in the third quarter of 2021 and store operating income before depreciation and amortization of $60.3 million, or 20.1% of revenue in the third quarter of 2019.

Balance Sheet, Liquidity and Cash Flow

The Company generated $67.9 million in operating cash flow during the third quarter, ending the quarter with $108.2 million in cash and $491.1 million of availability under its $500 million revolving credit facility, net of $8.9 million in outstanding letters of credit.

“As a result of the integration process of these two great brands, we have implemented over $17.0 million in synergies to date and are rapidly approaching our previously disclosed target of $25.0 million,” said Michael Quartieri, Dave & Buster’s Chief Financial Officer. “Our strong balance sheet, significant operating cash flow, and sizeable liquidity profile is in excellent position to support the long-term growth objectives of our Company.”

Fourth Quarter 2022 Business Update

Through the first five weeks of the fourth quarter, pro forma combined comparable store sales (including Main Event branded stores) increased 3.1% versus the comparable period in 2021 and increased 9.2% versus the comparable period in 2019. Pro forma combined walk-in comparable store sales decreased 2.4% versus the comparable period in 2021 and increased 15.7% versus the comparable period in 2019. Pro forma combined Special Event comparable store sales increased 65.3% versus the comparable period in 2021 and declined 21.7% versus the comparable period in 2019.

Quarterly Report on Form 10-Q Available

The Company’s Quarterly Report on Form 10-Q, will be available at www.sec.gov and at the Company’s investor relations website, contains a thorough review of its financial results for the third quarter ended October 30, 2022.

Investor Conference Call and Webcast

Management will hold a conference call to report these results on Tuesday, December 6, 2022, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Participants can access the conference call by dialing toll-free (877) 883-0383. The international dial-in for participants is (412) 902-6506. The participant entry number is 5940194. A replay will be available after the call for one year beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (877) 344-7529 or by the international toll number (412) 317-0088; the replay access code 9387822. Additionally, a live and archived webcast of the conference call will be available under the Investor Relations section at www.daveandbusters.com.

About Dave & Buster’s Entertainment, Inc.

Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 203 venues in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 151 Dave & Buster’s branded stores in 41 states, Puerto Rico, and Canada and offers guests the opportunity to "Eat Drink Play and Watch," all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 52 Main Event branded stores in 17 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. For more information about each brand, visit daveandbusters.com and mainevent.com.

Forward-Looking Statements

The Company cautions that this release contains forward-looking statements, including, without limitation, statements relating to the impact on our business and operations of the coronavirus pandemic. These forward-looking statements involve risks and uncertainties and, consequently, could be affected by the uncertain and unprecedented impact of the pandemic and new coronavirus variants on our business and operations and the related impact on our liquidity needs; our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements, under our revolving credit facility; our ability to access other funding sources; the implementation and duration of government-mandated and voluntary shutdowns and restrictions; the speed with which our stores safely can be reopened and fully operated and the level of customer demand following reopening and full operations; the economic impact of the pandemic and related disruptions on the communities we serve; our overall level of indebtedness; general business and economic conditions, including as a result of the pandemic; the impact of competition; the seasonality of the Company’s business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending, including as a result of the pandemic; changes in demographic trends; changes in governmental regulations; unfavorable publicity, our ability to open new stores, and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. Dave & Buster’s intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

*Non-GAAP Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Store operating income before depreciation and amortization, and Store operating income before depreciation and amortization margin (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.

For Investor Relations Inquiries:

Cory Hatton, VP Investor Relations & Treasurer

Dave & Buster’s Entertainment, Inc.

cory.hatton@daveandbusters.com

  DAVE & BUSTER'S ENTERTAINMENT, INC.

  Consolidated Statements of Operations (Unaudited)

  (in thousands, except share and per share amounts)

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	October 30, 2022		October 31, 2021		November 3, 2019
Food and beverage revenue	$165,855	34.5%	$107,747	33.9%	$124,637	41.6%
Amusement and other revenue	315,351	65.5%	210,229	66.1%	174,715	58.4%
Total revenue	481,206	100.0%	317,976	100.0%	299,352	100.0%

Cost of food and beverage (as a percentage of food and beverage revenue)	48,939	29.5%	30,082	27.9%	33,384	26.8%
Cost of amusement and other (as a percentage of amusement and other revenue)	27,316	8.7%	22,531	10.7%	18,796	10.8%
Total cost of products	76,255	15.8%	52,613	16.5%	52,180	17.4%
Operating payroll and benefits	125,919	26.2%	78,995	24.8%	76,165	25.4%
Other store operating expenses	163,846	34.0%	103,322	32.5%	110,713	37.1%
General and administrative expenses	32,777	6.8%	22,104	7.0%	16,210	5.4%
Depreciation and amortization expense	48,427	10.1%	34,381	10.8%	33,340	11.1%
Pre-opening costs	3,874	0.8%	2,092	0.7%	4,245	1.4%
Total operating costs	451,098	93.7%	293,507	92.3%	292,853	97.8%

Operating income	30,108	6.3%	24,469	7.7%	6,499	2.2%

Interest expense, net	28,374	5.9%	13,423	4.2%	6,110	2.1%
Loss on debt refinancing / extinguishment	-	0.0%	2,829	0.9%	-	0.0%

Income before benefit for income taxes	1,734	0.4%	8,217	2.6%	389	0.1%
Benefit for income taxes	(184)	0.0%	(2,368)	-0.7%	(93)	-0.1%
Net income	$1,918	0.4%	$10,585	3.3%	$482	0.2%

Net income per share:
Basic	$0.04		$0.22		$0.02
Diluted	$0.04		$0.21		$0.02
Weighted average shares used in per share calculations:
Basic shares	48,256,090		48,277,358		30,980,878
Diluted shares	48,740,003		49,283,503		31,515,454

Other information:
Company-owned stores at end of period	203		143		134
Store operating weeks in the period	2,616		1,854		1,722
Total revenue per store operating weeks in the period	$184		$172		$174

  The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	October 30, 2022		October 31, 2021		November 3, 2019
Net income	$1,918	0.4%	$10,585	3.3%	$482	0.2%
Add back: Interest expense, net	28,374		13,423		6,110
Loss on debt refinancing / extinguishment	-		2,829		-
Benefit for income taxes	(184)		(2,368)		(93)
Depreciation and amortization expense	48,427		34,381		33,340
EBITDA	78,535	16.3%	58,850	18.5%	39,839	13.3%
Add back: Loss on asset disposal	242		377		458
Impairment of long-lived assets	-		-		-
Share-based compensation	3,228		3,778		1,747
Pre-opening costs	3,874		2,092		4,245
Other costs (1)	4,094		3,112		1
Adjusted EBITDA	$89,973	18.7%	$68,209	21.5%	$46,290	15.5%

  (1) Fiscal year 2022 amount primarily represents costs related to the acquisition of Main Event and subsequent integration costs.

  The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	October 30, 2022		October 31, 2021		November 3, 2019
Operating income	$30,108	6.3%	$24,469	7.7%	$6,499	2.0%
Add back: General and administrative expenses	32,777		22,104		16,210
Depreciation and amortization expense	48,427		34,381		33,340
Pre-opening costs	3,874		2,092		4,245
Store operating income before depreciation and amortization	$115,186	23.9%	$83,046	26.1%	$60,294	20.1%

DAVE & BUSTER'S ENTERTAINMENT, INC.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	39 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	October 30, 2022		October 31, 2021		November 3, 2019
Food and beverage revenue	$474,762	33.9%	$316,511	32.9%	$410,779	40.8%
Amusement and other revenue	925,904	66.1%	644,443	67.1%	596,754	59.2%
Total revenue	1,400,666	100.0%	960,954	100.0%	1,007,533	100.0%

Cost of food and beverage (as a percentage of food and beverage revenue)	138,655	29.2%	86,366	27.3%	109,072	26.6%
Cost of amusement and other (as a percentage of amusement and other revenue)	83,157	9.0%	63,729	9.9%	64,456	10.8%
Total cost of products	221,812	15.8%	150,095	15.6%	173,528	17.2%
Operating payroll and benefits	332,954	23.8%	209,897	21.8%	239,965	23.8%
Other store operating expenses	430,711	30.7%	292,883	30.5%	321,334	31.9%
General and administrative expenses	98,784	7.1%	57,665	6.0%	49,047	4.9%
Depreciation and amortization expense	120,329	8.6%	104,355	10.9%	97,226	9.6%
Pre-opening costs	10,784	0.8%	5,427	0.6%	15,970	1.6%
Total operating costs	1,215,374	86.8%	820,322	85.4%	897,070	89.0%

Operating income	185,292	13.2%	140,632	14.6%	110,463	11.0%

Interest expense, net	56,883	4.0%	41,971	4.3%	14,771	1.5%
Loss on debt refinancing / extinguishment	1,479	0.1%	2,829	0.3%	-	0.0%

Income before provision for income taxes	126,930	9.1%	95,832	10.0%	95,692	9.5%
Provision for income taxes	28,940	2.1%	12,842	1.4%	20,411	2.0%
Net income	$97,990	7.0%	$82,990	8.6%	$75,281	7.5%

Net income per share:
Basic	$2.02		$1.73		$2.19
Diluted	$1.99		$1.68		$2.15
Weighted average shares used in per share calculations:
Basic shares	48,556,001		48,050,558		34,405,503
Diluted shares	49,173,864		49,257,269		35,042,311

Other information:
Company-owned stores at end of period	203		143		134
Store operating weeks in the period	6,663		5,304		5,012
Total revenue per store operating weeks in the period	$210		$181		$201

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	39 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	October 30, 2022		October 31, 2021		November 3, 2019
Net income	$97,990	7.0%	$82,990	8.6%	$75,281	7.5%
Add back: Interest expense, net	56,883		41,971		14,771
Loss on debt refinancing / extinguishment	1,479		2,829		-
Provision for income taxes	28,940		12,842		20,411
Depreciation and amortization expense	120,329		104,355		97,226
EBITDA	305,621	21.8%	244,987	25.5%	207,689	20.6%
Add back: Loss on asset disposal	612		634		1,284
Impairment of long-lived assets	1,841		-		-
Share-based compensation	11,481		9,936		5,479
Pre-opening costs	10,784		5,427		15,970
Other costs (1)	22,431		3,082		34
Adjusted EBITDA	$352,770	25.2%	$264,066	27.5%	$230,456	22.9%

(1) Fiscal year 2022 amount primarily represents costs related to the acquisition of Main Event and subsequent integration costs.

The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	39 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	October 30, 2022		October 31, 2021		November 3, 2019
Operating income	$185,292	13.2%	$140,632	14.6%	$110,463	11.0%
Add back: General and administrative expenses	98,784		57,665		49,047
Depreciation and amortization expense	120,329		104,355		97,226
Pre-opening costs	10,784		5,427		15,970
Store operating income before depreciation and amortization	$415,189	29.6%	$308,079	32.1%	$272,706	27.1%

DAVE & BUSTER'S ENTERTAINMENT, INC.

Condensed Consolidated Balance Sheets

(in thousands)

ASSETS	October 30, 2022	January 30, 2022
	(unaudited)	(audited)
Current assets:

Cash and cash equivalents	$108,211	$25,910
Other current assets	125,394	119,661

Total current assets	233,605	145,571

Property and equipment, net	1,155,955	778,597

Operating lease right of use assets	1,298,801	1,037,197

Intangible and other assets, net	996,729	384,425

Total assets	$3,685,090	$2,345,790

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities	$406,242	$311,515

Operating lease liabilities	1,583,910	1,277,539

Other long-term liabilities	111,714	49,881

Long-term debt, net	1,222,208	431,395

Stockholders' equity	361,016	275,460

Total liabilities and stockholders' equity	$3,685,090	$2,345,790